                                            Registration No. ___________________

    As filed with the Securities and Exchange Commission on November 15, 2000
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   -----------

                         LINCOLN ELECTRIC HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

           OHIO                                             34-1860551
(State of Incorporation)                   (I.R.S. Employer Identification No.)
                                  ------------

              22801 Saint Clair Avenue, Cleveland, Ohio 44117-1199 (Address and Zip Code of Principal Executive Offices)
                                  -------------

  LINCOLN ELECTRIC HOLDINGS, INC. STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)
                                 --------------

                           Frederick G. Stueber, Esq.
              Senior Vice President, General Counsel and Secretary
                         Lincoln Electric Holdings, Inc.
              22801 Saint Clair Avenue, Cleveland, Ohio 44117-1199
                                 (216) 481-8100
          (Name and Address, including Zip Code; and Telephone Number,
                   Including Area Code, of Agent for Service)
                              --------------------
                                   Copies to:
                              David P. Porter, Esq.
                           Jones, Day, Reavis & Pogue
                   901 Lakeside Avenue, Cleveland, Ohio 44114
                                 (216) 586-3939
                              ---------------------

                         CALCULATION OF REGISTRATION FEE

=========================== ======================== ========================= ========================= ========================
                                                              Proposed            Proposed maximum
 Title of securities to         Amount to be           maximum offering price    aggregate offering            Amount of
      be registered              registered                   per share                price               registration fee
--------------------------- ------------------------ ------------------------- ------------------------- ------------------------
  Common Stock, without
        par value               500,000 (1)               $17.5625 (2)            $8,781,250.00 (2)            $2,318.25
=========================== ======================== ========================= ========================= ========================

(1) Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also covers such additional Common Stock, without par value ("Common Shares"), as may become issuable under the anti-dilution provisions of the Lincoln Electric Holdings, Inc. Stock Option Plan for Non-Employee Directors (the "Plan").

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices for Common Shares on The NASDAQ Stock Market, Inc. on November 8, 2000.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in this Part I will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

              The following documents filed by Lincoln Electric Holdings, Inc. ("Registrant") are incorporated herein by reference and deemed to be part hereof, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

         (1) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999.

         (2) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2000.

         (3) the description of the Common Shares included in the Registrant's Registration Statement on Form S-4 (Registration No. 333-50435), and all amendments and reports filed for the purpose of updating that description.

              All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of the filing of such documents.

ITEM 4.       DESCRIPTION OF SECURITIES.

              Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

              The validity of the shares being registered has been passed upon by Frederick G. Stueber, Senior Vice President, General Counsel and Secretary of the Registrant. Mr. Stueber is not eligible to participate in the Plan.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              Section 1701.13(E) of the Ohio Revised Code empowers a corporation to indemnify persons serving as its directors and officers (or serving at the request of the corporation in such capacity for another corporation) against expenses incurred in connection with actions, suits or proceedings relating to the fact that such persons were serving as directors or officers of such corporation. Article IV of the Registrant's Code of Regulations provides for indemnification of directors, officers and others and the purchase and maintenance of liability insurance by the Registrant, as follows:

                                   ARTICLE IV
                          Indemnification and Insurance

                  Section 1. INDEMNIFICATION. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, to the full extent permitted from time to time under the laws of the State of Ohio; provided, however, that the Corporation shall indemnify any such agent (as opposed to any Director, officer or employee) of the Corporation to an extent greater than that required by law only if and to the extent that the Directors may, in their discretion, so determine.

         (b) The indemnification authorized by this Article shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification hereunder or under the Articles or any agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (c) No amendment, termination or repeal of this Article IV shall affect or impair in any way the rights of any Director or officer of the Corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

                  Section 2. LIABILITY INSURANCE. The Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

The Registrant has purchased directors and officers liability insurance that provides for indemnification of directors and officers against certain liabilities. The Registrant also has entered into indemnification agreements with its directors and officers that would require the Registrant, subject to any limitations on the maximum permissible indemnification that may exist at law, to indemnify a director or officer for claims that arise because of his capacity as a director or officer.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.

ITEM 8.       EXHIBITS.

          4(a) Registrant's Amended Articles of Incorporation filed on April 18, 1998 as Annex B to the Registrant's Registration Statement on Form S-4 (Registration No. 333-50435), and incorporated herein by reference.

          4(b) Lincoln Electric Holdings, Inc. Stock Option Plan for Non-Employee Directors filed on May 12, 2000 as Exhibit 10(p) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, and incorporated herein by reference.

             5       Opinion of Frederick G. Stueber

         23(a)       Consent of Frederick G. Stueber (included in Exhibit 5)

         23(b)       Consent of Ernst & Young LLP

            24       Power of Attorney

ITEM 9        UNDERTAKINGS.

              The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                      PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
                      Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

              (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, except as to certain insurance policies, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, Lincoln Electric Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 15th day of November, 2000.

                                      LINCOLN ELECTRIC HOLDINGS, INC.





                                      /s/ Frederick G. Stueber
                                      -------------------------------------
                                      Frederick G. Stueber
                                      Senior Vice President, General Counsel
                                        and Secretary

              Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of November 15, 2000.


/s/ Anthony A. Massaro*                                          Chairman of the Board,  President,  Chief Executive Officer
-----------------------------------------------------            and Director
Anthony A. Massaro

/s/ John M. Stropki, Jr.*                                        Executive  Vice  President;  President,  North  America and
-----------------------------------------------------            Director
John M. Stropki, Jr.

/s/ H. Jay Elliott*                                              Senior  Vice  President,   Chief   Financial   Officer  and
-----------------------------------------------------            Treasurer
H. Jay Elliott

/s/ Harry Carlson*                                               Director
----------------------------------------------------
Harry Carlson

/s/ David H. Gunning*                                            Director
----------------------------------------------------
David H. Gunning

/s/ Edward E. Hood, Jr.*                                         Director
----------------------------------------------------
Edward E. Hood, Jr.

/s/ Paul E. Lego*                                                Director
----------------------------------------------------
Paul E. Lego

/s/ David C. Lincoln*                                            Director
----------------------------------------------------
David C. Lincoln

/s/ G. Russell Lincoln*                                          Director
----------------------------------------------------
G. Russell Lincoln

/s/ Kathryn Jo Lincoln*                                          Director
----------------------------------------------------
Kathryn Jo Lincoln

/s/ Henry L. Meyer III*                                          Director
----------------------------------------------------
Henry L. Meyer III

/s/ Frank L. Steingass*                                          Director
----------------------------------------------------
Frank L. Steingass



         *The undersigned, by signing his name hereto, does sign and execute this Registration Statement on Form S-8 pursuant to a Power of Attorney executed on behalf of the above-named officers and directors of Lincoln Electric Holdings, Inc. and filed herewith as Exhibit 24 on behalf of Lincoln Electric Holdings, Inc. and each such person.



                                 By: /s/ Frederick G. Stueber
                                     -------------------------------------
                                     Frederick G. Stueber, Attorney-in-fact

November 15, 2000

                                  EXHIBIT INDEX


Exhibit Number                       Description of Exhibit
--------------       ----------------------------------------------------------

          4(a) Registrant's Amended Articles of Incorporation filed on April 18, 1998 as Annex B to the Registrant's Registration Statement on Form S-4 (Registration No. 333-50435), and incorporated herein by reference.

          4(b) Lincoln Electric Holdings, Inc. Stock Option Plan for Non-Employee Directors filed on May 12, 2000 as Exhibit 10(p) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, and incorporated herein by reference.

             5       Opinion of Frederick G. Stueber

         23(a)       Consent of Frederick G. Stueber (included in Exhibit 5)

         23(b)       Consent of Ernst & Young LLP

            24       Power of Attorney